EXHIBIT 16

                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Automated Treasury Cash Reserves, a portfolio of Money Market Obligations Trust, into U.S. Treasury Cash Reserves, also a portfolio of Money Market Obligations Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue                                               May 15, 2006
---------------------------------
John F. Donahue                     Trustee



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee         May 15, 2006
                                    (Principal Executive Officer)



/S/ Richard A. Novak
Richard A. Novak                    Treasurer                     May 15, 2006
                                    (Principal Financial Officer)



/S/ Thomas G. Bigley                                              May 15, 2006
---------------------------------
Thomas G. Bigley                    Trustee



/S/ John T. Conroy, Jr.                                           May 15, 2006
---------------------------------
John T. Conroy, Jr.                 Trustee



/S/ Nicholas P. Constantakis                                      May 15, 2006
---------------------------------
Nicholas P. Constantakis            Trustee



/S/ John F. Cunningham                                            May 15, 2006
---------------------------------
John F. Cunningham                  Trustee


Money Market Obligations Trust - Power of Attorney for ATCR Reorganization
Page 2




/S/ Lawrence D. Ellis, M.D.                                       May 15, 2006
---------------------------------
Lawrence D. Ellis, M.D.             Trustee



/S/ Peter E. Madden                                               May 15, 2006
---------------------------------
Peter E. Madden                     Trustee



/S/ Charles F. Mansfield, Jr.                                     May 15, 2006
---------------------------------
Charles F. Mansfield, Jr.           Trustee



/S/ John E. Murray, Jr.                                           May 15, 2006
---------------------------------
John E. Murray, Jr.                 Trustee



/S/ Marjorie P. Smuts                                             May 15, 2006
---------------------------------
Marjorie P. Smuts                   Trustee



/S/ John S. Walsh                                                 May 15, 2006
---------------------------------
John S. Walsh                       Trustee



/S/ James F. Will                                                 May 15, 2006
---------------------------------
James F. Will                       Trustee